BEACON PROPERTIES CORPORATION
                            (a Maryland Corporation)

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                               December 12, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
World Financial Center
North Tower
New York, New York 10281-1305


Dear Sirs:


         Beacon Properties Corporation, a Maryland corporation (the "Company"), proposes to issue and sell shares of Common Stock, $.01 par value (the "Common Stock" or the "Securities"), from time to time, in one or more offerings on terms to be determined at the time of sale. As used herein, "you" and "your", unless the context otherwise requires, shall mean the parties to whom this underwriting agreement (this "Agreement") is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as defined herein) as additional co- managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto. It is understood that the net proceeds of an offering of securities to which this Agreement relates will be contributed to Beacon Properties, L.P., a Delaware limited partnership (the "Operating Partnership") in exchange for interests in the Operating Partnership.

         Whenever the Company determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Company will enter into an agreement (the

"Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters", which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to
Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the number of Underwritten Securities to be initially issued (the "Initial Underwritten Securities"), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the time, date and place of delivery and payment and any delayed delivery arrangements of the Initial Underwritten Securities. In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the number of Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-17237) for the registration of the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act

(the "1933 Act Regulations"), and the Company has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable) has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof, in each case as supplemented by a prospectus supplement relating to the offering of Underwritten Securities (the "Prospectus Supplement"), including in each case all documents incorporated therein by reference and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No.

333-17237) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

         Section 1.  Representations and Warranties.
                     ------------------------------

         (a) The Company and the Operating Partnership each severally represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (in each case, a "Representation Date"), as follows:

         (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and at each time thereafter on which the Company filed an Annual Report on Form 10-K with the Commission, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Registration Statement, at the time the Registration Statement became effective and at each time thereafter on which the Company filed an Annual Report on From 10-K with the Commission, did not, and at each time thereafter on which any amendment to the Registration Statement becomes effective or the Company files an Annual Report on Form 10-K with the Commission and as of each Representation Date, and at the Closing Time (as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus.

                        (ii) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                       (iii) The historical financial statements of the Company and the historical combined financial statements of the Predecessor (as defined in Note 1 to the Financial Statements of the Company and the Predecessor) including the notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and the Predecessor, as at the dates indicated and the results of operations for the periods specified. If applicable, the historical financial information including the notes thereto for properties or other assets included in or incorporated by reference into the Registration Statement and Prospectus present fairly the stated financial information for such specific property or asset. Except as otherwise stated in the Registration Statement, said historical financial statements of the Company, the Predecessor, and, if applicable, the specific properties or other assets, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and pro forma) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein.

         (iv) The unaudited pro forma condensed consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the pro forma financial position of the Company as of the dates indicated and the results of its operations for the periods specified; and such unaudited pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis substantially consistent with the audited financial statements of the Company and the Predecessor included or incorporated by reference in the Registration Statement and the Prospectus, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

         (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise, or any of the real property or improvements thereon owned by either the Company, the Operating Partnership or any of its subsidiaries (each individually a "Property" and collectively the "Properties"), whether or not arising in the ordinary course of business, (b) no material casualty loss or material condemnation or other material adverse event with respect to any of the Properties has occurred, (c) there have been no transactions entered into or acquisitions by the Company, or the Operating Partnership or any of its subsidiaries, other than those in the ordinary course of business or disclosed in the Prospectus, which are material with respect to the Company, the Operating Partnership and its subsidiaries considered as one enterprise, and (d) except for regular quarterly dividends on the Company's Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to its partnership interests or any class of its capital stock. As used in this Agreement, the term subsidiary as it relates to the Operating Partnership includes the Subsidiary Corporations (as such term is defined in the Prospectus), Beacon Property Management, L.P. (the "Management Partnership") and Beacon Design, L.P. (the

         "Design Partnership") as well as any corporation, limited liability company, limited or general partnership, joint venture or other entity through which the Operating Partnership owns an interest, either directly or indirectly, in a Property.

                        (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its Properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Terms Agreement and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise or the Properties, collectively; and, except with respect to the Operating Partnership, and with respect to BCN Management, LLC, BCN Center Plaza, LLC, BCN Crystal, LLC, and BCN Acquisition, LLC, each a limited liability company in which the Company and the Operating Partnership hold a 1% and a 99% membership interest, respectively, and with respect to Wellesley Holding, L.P., Wellesley Holding II, L.P., Wellesley Holding III, L.P., Crystal Holdings, L.P., Rowes Wharf Holdings, L.P., Center Plaza Associates, L.P., Burlington Holding, L.P., 1333 H Street, L.P., BeaMetFed, Inc., the Subsidiary Corporations, the Management Partnership and the Design Partnership (collectively, the "Subsidiary Entities"), the Company owns no material amounts of stock or other beneficial interest in any corporation, limited liability company, partnership, joint ventures or other business entity.

         (vii) The Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity. The Partnership Agreement has been duly executed and delivered by the other parties thereto and, to the Company's knowledge, is a valid and binding agreement, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity. The Operating Partnership and each of its subsidiaries has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its state of organization with partnership, limited liability company or corporate power and authority, as the case may be, to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership and each of its subsidiaries is duly qualified or registered as a foreign partnership, limited liability company or corporation, as the case may be, and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise or the Properties, collectively. The Company is the sole general partner of the Operating Partnership. The Operating Partnership has no subsidiaries other than the entities through which it owns interests in the Properties, the Subsidiary Corporations, the Management Partnership and the Design Partnership. Except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests in each Subsidiary Entity have been duly authorized and validly issued, are fully paid and non-assessable and, except for a 90% limited partner interest in Crystal Holdings, L.P., a 24% limited partner interest in Center Plaza Associates, L.P., 19% of the voting stock and 49% of the nonvoting stock of BeaMetFed, Inc. and 99% of the voting stock of each of the Subsidiary Corporations, are owned by the Company or the Operating Partnership, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or the Operating Partnership or any of its subsidiaries as described in the Prospectus and except for security interests which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership, or any of its subsidiaries considered as one enterprise or the Properties, collectively.

         (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or upon the exercise of options or convertible securities referred to in the Prospectus); and such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive or other similar rights. The Company has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of outstanding units of limited partner interest in the Operating Partnership (the "Units").

                        (ix) The issued and outstanding Units have been duly authorized and validly issued by the Operating Partnership and are fully paid and non-assessable. The Units have been sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                         (x) The Underwritten Securities being sold pursuant to this Agreement and the applicable Terms Agreement have, as of each Representation Date, been duly authorized for issuance and sale pursuant to this Agreement and such Terms Agreement and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in such Terms Agreement or any Delayed Delivery Contract (as hereinafter defined), will be validly issued, fully paid and non-assessable, and the issuance of such Underwritten Securities will not be subject to preemptive or other similar rights; and the Underwritten Securities being sold pursuant to the applicable Terms Agreement conform in all material respects to all statements relating thereto contained in the Prospectus. The form of stock certificate used to evidence the Underwritten Securities is in due and proper form and complies with all applicable legal requirements.

                  (xi) None of the Company, the Operating Partnership or any of its subsidiaries is in violation of its charter, by-laws, agreement of limited liability company, agreement of limited partnership or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Operating Partnership or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any of its subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership or its subsidiaries considered as one enterprise and the execution, delivery and performance of this Agreement, the applicable Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Operating Partnership (with respect to this Agreement), each severally, with obligations hereunder and thereunder have been duly authorized by all necessary action, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Operating Partnership or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any of its subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership or its subsidiaries considered as one enterprise, nor will such action result in any violation of the charter, by-laws, the agreement of limited partnership or other organizational documents of the Company, the Operating Partnership or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership or its subsidiaries considered as one enterprise.

                       (xii) Commencing with the Company's first taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation will enable it to meet the requirements for taxation as a REIT under the Code.

                      (xiii) Neither the Company, the Operating Partnership nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                      (xiv) Other than as disclosed or incorporated by reference into the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership threatened against or affecting the Company, the Operating Partnership or any of its subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the

         Operating Partnership and its subsidiaries considered as one enterprise, or which might materially and adversely affect the property or assets thereof and the Properties, collectively, or which might materially and adversely affect the consummation of this Agreement or the applicable Terms Agreement, or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which the Company, the Operating Partnership or any of its subsidiaries is a party or of which any property or assets of the Company, the Operating Partnership or any of its subsidiaries or the Properties is subject which are not described in or incorporated by reference into the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company, the Operating Partnership or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                        (xv) Each of the Company, the Operating Partnership and its subsidiaries are not required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business to be operated by them.

                       (xvi) No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement or the applicable Terms Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws, real estate syndication laws or under the rules and regulations of the National Association of Securities Dealers, Inc.

                      (xvii) Each of the Company, the Operating Partnership and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the businesses to be conducted by it, and neither the Company, nor the Operating Partnership or any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise.

                     (xviii) The Company has full right, power and authority to enter into this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts (as defined below), if any, and this Agreement has been, and as of each Representation Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been, duly authorized, executed and delivered by the Company.

                       (xix) The Operating Partnership has full right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Operating Partnership.

                        (xx) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time (as defined herein) or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                       (xxi) (A) The following is a complete list of registration rights agreements entered into by the Company and currently in effect: (1) agreement dated May 26, 1994 with Richard L. Friedman and John L. Hall II; (2) agreement dated May 26, 1994 with certain holders of Units; (3) agreement dated October 27, 1994 with Wellesley Office Realty Corp. and Federal 175 Realty Corp.; and (4) agreement dated February 15, 1996 with TMPC, L.P. (B) No person has exercised registration or other similar rights to have any securities registered pursuant to the Registration Statement.

                      (xxii) (a) The Operating Partnership or its subsidiary, as the case may be, has good and marketable title to all items of real property owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or which are not material in amount; (b) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets owned by the Operating Partnership or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (c) except as disclosed in the Prospectus, none of the Company, the Operating Partnership or any of its subsidiaries, or, to the best of the knowledge of the Company and the Operating Partnership, any lessee under a lease relating to any of the Properties, is in default under any of the leases relating to the Properties and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise; (d) no tenant under any of the leases pursuant to which the Company, the Operating Partnership or any of its subsidiaries leases any of its real property or improvements has an option to purchase the premises demised under such lease; (e) each of the Properties is in compliance with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise; and (f) except with respect to a potential taking of Russia Wharf, neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise.

                     (xxiii) The Operating Partnership or its subsidiaries have obtained title insurance on all the Properties described in the Prospectus as owned by the Operating Partnership or its subsidiaries in an amount at least equal to the greater of (a) the cost of acquisition of such Property and (b) the cost of construction of the improvements located on such Properties.

                      (xxiv) Except as disclosed in the Prospectus, each of the Company and the Operating Partnership has no knowledge of (a) the unlawful presence of any substance, material or waste which is regulated by any federal, state or local governmental or quasi-governmental authority, including, without limitation, (i) any substance, material or waste defined, used or listed as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material", "toxic substance" or other similar terms as defined or used in any Environmental Law (as defined below), (ii) any petroleum products, asbestos, polychlorinated biphenyls, lead-based paint, flammable explosives or radioactive materials and (iii) any additional substances or materials which are hazardous or toxic substances under any Environmental Law relating to the Properties (collectively, "Hazardous Materials") on any of the Properties or of (b) any spill, release, discharge or disposal of Hazardous Materials that have occurred or are presently occurring at, from or onto any of the Properties or any properties near or adjacent to the Properties, which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise. Except as disclosed in the Prospectus, in connection with the construction on or operation and use of the Properties, the Company and the Operating Partnership represent that, as of the date of this Agreement, each of the Company and the Operating Partnership has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the use, generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials (collectively, "Environmental Laws") that would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise.

                  (xxv) Each of the Company and the Operating Partnership does no business with any person or affiliate located in Cuba within the meaning of Florida Rule 3E- 900.001.

         (b) Any certificate signed by any officer of the Company in such capacity or as general partner of the Operating Partnership and delivered to you or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

         Section 2.  Purchase and Sale.
                     -----------------

         (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the

Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by you, but shall not be later than three full business days and not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement), subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Initial Underwritten Securities.

         (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or, if pricing takes place after 4:30 p.m. New York City time on the date of the applicable Terms Agreement, on the fourth business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned offices of Brown & Wood LLP, or at such other place as shall be agreed upon by you and the Company on each Date of Delivery as specified in the notice from you to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to you for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least one business day prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or Date of Delivery, as the case may be.

         If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in the applicable Terms Agreement.

The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

         You shall submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

         The number of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

         SECTION 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

         (a) Immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co- managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will, by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement, transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as you shall reasonably request. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement.

         (b) The Company will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, (including any revised Prospectus which the Company proposes for use by the Underwriters in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised Prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object.

         (d) The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

         (e) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

         (f) If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply, in the opinion of Counsel to the Underwriters, with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

         (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not so qualified. In each jurisdiction in which the Underwritten Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not so qualified.

         (h) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Regis- tration Statement.

         (i) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Underwritten Securities are to occur.

         (j) The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (k) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         (l) Neither the Company nor the Operating Partnership will, during a period of 90 days from the date of the applicable Terms Agreement, with respect to the Underwritten Securities covered thereby, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any of the Company's or the Operating Partnership's equity securities (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement) or any securities convertible into or exchangeable into or exercisable for equity securities of either the Company or the Operating Partnership, except in accordance with this Agreement, pursuant to a dividend reinvestment plan, pursuant to employee or director stock option plans, or as partial or full payment for properties to be acquired by the Operating Partnership.

         (m) If applicable, the Company will use its best efforts to list the shares of Common Stock on the New York Stock Exchange or such other national exchange on which the Company's shares of Common Stock are then listed.

         Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the cost of reproducing and distributing to you copies of this Agreement and the applicable Terms Agreement, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Underwritten Securities under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing, reproduction and delivery to the Underwriters copies of the Blue Sky Survey, (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (viii) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities on any national securities exchange, and
(ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

         If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5, Section 9(b)(i) or 9(b)(ii), the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership herein contained, the performance by each of the Company and the Operating Partnership of all of its covenants and other obligations hereunder, and to the following further conditions:

         (a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and (ii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

         (b)      At Closing Time, you shall have received:

                  (1) The favorable opinion, dated as of Closing Time, of Goodwin, Procter & Hoar LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, to the effect that:


                           (i) The Company has been duly organized and is
                  validly existing as a corporation in good standing under the laws of the State of Maryland.

                           (ii) The Operating Partnership has been duly formed
                  and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. All of the issued and outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued to the Company and the entities or persons described in the Prospectus and are fully paid. The Company is the sole general partner of the Operating Partnership.

                           (iii) Each subsidiary of the Operating Partnership
                  has been duly organized and is validly existing as a partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its state of organization.

                           (iv) Each of the Company, the Operating Partnership
                  and its subsidiaries has full corporate, limited liability company or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its respective business as described in the Prospectus.

                           (v) Each of the Company, the Operating Partnership
                  and its subsidiaries, respectively, is duly qualified or registered as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise.

                           (vi) The authorized issued and outstanding capital
                  stock of the Company is as set forth in the Prospectus under "Capitalization" (as of the date set forth therein) and such stock has been duly authorized, validly issued, fully paid and non-assessable.

                           (vii) Each of this Agreement and the applicable Terms
                  Agreement has been duly authorized, executed and delivered by the Company.

                           (viii) This Agreement has been duly authorized,
                  executed and delivered by the Operating Partnership.

                            (ix) The Underwritten Securities being sold pursuant
                  to this Agreement and the applicable Terms Agreement have been duly authorized for issuance and sale pursuant to this Agreement and such Terms Agreement; and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in such Terms Agreement or any Delayed Delivery Contract, will be validly issued, fully paid and non-assessable, and the issuance of such Underwritten Securities will not be subject to preemptive or other similar rights arising out of the operation of law or, to their knowledge, otherwise.

                           (x) The Registration Statement has been declared
                  effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                           (xi) The Registration Statement and the Prospectus,
                  excluding the documents incorporated by
                  reference therein, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; it being understood, however, that no opinion need be rendered with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus. If applicable, the Rule 434 Prospectus conforms to the requirements of Rule 434 under the 1933 Act Regulations.

                           (xii) Each document filed pursuant to the 1934 Act
                  (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                           (xiii) To their knowledge, no authorization, approval
                  or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company, the Operating Partnership or any of its subsidiaries of the transactions contemplated by this Agreement and the applicable Terms Agreement except such as may be required under the 1933 Act, the 1934 Act and state securities laws or real estate syndication laws.

                           (xiv) None of the Company, the Operating Partnership
                  or any of its subsidiaries is required to be registered under the Investment Company Act of 1940.

                           (xv) To the best of such counsel's knowledge (A) the
                  following is a complete list of registration rights agreements entered into by the Company and currently in effect: (1) agreement dated May 26, 1994 with Richard L. Friedman and John
                  L. Hall II; (2) agreement dated May 26, 1994 with certain holders of Units; (3) agreement dated October 27, 1994 with Wellesley Office

                  Realty Corp. and Federal 175 Realty Corp.; (4) agreement dated February 15, 1996 with TMPC, L.P.; and (5) agreement dated September 5, 1996 with the Contributors of the Fairfax County Portfolio; and (B) no persons have exercised registration or other similar rights to have any securities registered pursuant to the Registration Statement.

                           (xvi) Commencing with the Company's first taxable
                  year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualifications as a REIT under the Code and the Company's method of operation will enable it to meet the requirements for taxation as a REIT under the Code.

                           (xvii) The Underwritten Securities conform in all
                  material respects to the statements relating thereto contained in the Prospectus and the form of certificate used to evidence the Underwritten Securities is in due and proper form and complies in all material respects with all applicable statutory requirements.

                           (xviii) The statements set forth in the Prospectus
                  under the captions "Description of Common Stock," "Restrictions on Transfers of Capital Stock" and "Federal Income Tax Considerations", to the extent such statements constitute matters of law, or legal conclusions, have been reviewed by them and are correct in all material respects.

                  (2) The favorable opinion, dated as of Closing Time, of Goulston & Storrs, P.C., special counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, to the effect that:


                           (i) To the best of their knowledge, there are no
                  legal or governmental proceedings pending or threatened against the Company, the Operating Partnership or any of its subsidiaries which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the Operating Partnership or any of its subsidiaries is a party or of which any of the Properties or assets of the Company, the Operating Partnership or any of its subsidiaries is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                           (ii) To the best of their knowledge, there are no
                  contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are correct in all material respects, and, to the best of their knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                           (iii) The execution and delivery of this Agreement
                  and the applicable Terms Agreement and the consummation of the transactions contemplated herein and therein and compliance by each of the Company, the Operating Partnership or any of its subsidiaries with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any Property or assets of the Company, the Operating Partnership or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, to which the Company, the Operating Partnership or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the Properties or assets of the Company, the Operating Partnership or any of its subsidiaries is subject, nor will such action result in violation of the provisions of the charter, by-laws, agreement of limited partnership or other organizational documents of the Company, the Operating Partnership or any of its subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.

                  (3) The favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in (i), (vii) to (xi), inclusive and (xvii), of subsection
         (b)(1).

                  (4) In giving their opinions required by subsections (b)(1),
         (b)(2) and (b)(3), respectively, of this Section, Goodwin, Procter & Hoar LLP, Goulston & Storrs, P.C. and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement or any amendment thereto, (except for financial statements and schedules and other financial and statistical data, as to which counsel need make no statement) at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission, subsequent to the effectiveness of the Registration Statement, then at the time such amendment becomes effective or at the time of the most recent filing of such Annual Report, as the case may be) or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, (except for financial statements and schedules and other financial and statistical data, as to which such counsel need make no statement) at the Representation Date or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions required by subsections (b)(1), (b)(2) and (b)(3), respectively, of this Section, Goodwin, Procter & Hoar LLP, Goulston & Storrs, P.C. and Brown & Wood LLP may rely, (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and Operating Partnership, (2) with respect to certain other matters, upon certificates of appropriate government officials in such jurisdiction, and (3) Brown & Wood LLP may additionally rely, as to matters involving the laws of the State of Maryland, upon the opinion of Goodwin, Procter & Hoar LLP (or other counsel reasonably satisfactory to counsel for the Underwriters) in form and substance satisfactory to counsel for the Underwriters.

         (c) At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise, or the Properties, collectively, whether or not arising in the ordinary course of business, from that set forth in the Prospectus; no proceedings shall be pending or, to the knowledge of the Company or Operating Partnership, threatened against the Company, the Operating Partnership or any of its subsidiaries or any of the Properties before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company, the Operating Partnership and its subsidiaries considered as one enterprise or the Properties, collectively, other than as set forth in the Prospectus or incorporated therein by reference; and you shall have received a certificate of the President and Chief Executive Officer and of the Chief Financial Officer of the Company in such capacity, and of the general partner of the Operating Partnership, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change and (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

         (d) At the time of execution of the applicable Terms Agreement, you shall have received a letter dated such date from Coopers & Lybrand L.L.P., in form and substance satisfactory to you, to the effect that (i) they are independent public accountants with respect to the Company and the Predecessor within the meaning of the 1933 Act and the 1933 Act Regulations thereunder; (ii) it is their opinion that the financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited condensed consolidated financial statement of the Company and its subsidiaries included or incorporated by reference in the Registration Statement), nothing has come to their attention which causes them to believe (A) that any material modifications should be made to the unaudited condensed financial statements of the Company included in the Registration Statement for them to be in conformity with generally accepted accounting principles or that such unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, (B) the unaudited financial data of the Company included or incorporated by reference in the Registration Statement and the Prospectus under the caption "Selected Financial Information" was not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, (C) the pro forma financial information included or incorporated by reference in the Registration Statement was not prepared in accordance with the requirements of the 1933 Act and the 1933 Act Regulations or that the pro forma financial information included in or incorporated by reference in the Registration Statement and the Prospectus has not been properly applied to the historical amounts in the compilation of those statements, and (D) at a specified date not more than three days prior to the date of the applicable Terms Agreement, there has been any change in the capital stock of the Company or any increase in the debt of the Company or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income, funds from operations, net income or net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

         (e) At Closing Time, you shall have received a letter, dated as of Closing Time, from Coopers & Lybrand L.L.P. to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than three days prior to such Closing Time.

         (f) At the time of the execution of the applicable Terms Agreement, you shall have received a letter dated such date from such independent accountants that have prepared historical financial statements included in or incorporated by reference into the Registration Statement and Prospectus which financial statements relate to properties or assets acquired or to be acquired by the Company, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent accountants with respect to the Company and such properties or assets within the meaning of the 1933 Act and the 1933 Act Regulations; and (ii) it is their opinion that the historical financial statements for such properties or assets that have been audited by them and covered by their opinions included or incorporated by reference into the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

         (g) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities, as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

         (h) In the event that the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and the Operating Partnership hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, you shall have received:

                  (1) A certificate, dated such Date of Delivery, of the President and Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company on behalf of the Company and on behalf of the Company in its capacity as general partner of the Operating Partnership confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                  (2) The favorable opinion of Goodwin, Procter & Hoar LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(1) and 5(b)(4) hereof.

                  (3) The favorable opinion of Goulston & Storrs, P.C., special counsel for the Company and the Operating Partnership in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same extent as the opinion required by Sections 5(b)(2) and 5(b)(4) hereof.

                  (4) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(3) and 5(b)(4) hereof.

                  (5) A letter from Coopers & Lybrand L.L.P., in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(h)(5) shall be a date not more than three days prior to such Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time or Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof.

         Section 6. Indemnification. (a) The Company and the Operating Partnership, jointly and severally, hereby agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                  (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the indemnifying party; and

                  (3) against any and all expense whatsoever (including, the reasonable fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration

Statement (or any amendment thereto) and the Prospectus (or any amendment or supplement thereto); and provided, further, that neither the Company nor the Operating Partnership will be liable to any Underwriter or any person controlling such Underwriter with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus which is corrected in the Prospectus (or any amendment or supplement thereto) if the Company or the Operating Partnership sustains the burden of proving that such Underwriter sold Underwritten Securities to the person asserting any such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of the sale of such Underwritten Securities to such person, a copy of the Prospectus (or any amendment or supplement thereto), if the Company had previously furnished copies thereof to such Underwriter.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, the directors, each of the officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

         Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Operating Partnership and the Underwriters with respect to the offering of the Underwritten Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Operating Partnership and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Company and the Operating Partnership are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities purchased by it pursuant to the applicable Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Operating Partnership, respectively. The Underwriter's obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. For purposes of this
Section 7, the Company, the Operating Partnership and its subsidiaries shall be deemed one party jointly and severally liable for any obligations hereunder.


         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of officers of the Company and the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or the applicable Terms Agreement, or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of and payment for the Underwritten Securities.

         Section 9. Termination of Agreement. (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company, the Operating Partnership or by you upon the giving of 30 days' written notice of such termination to the other parties hereto.

         (b) You may also terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing

Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in any of the securities of the Company has been suspended or limited by the Commission, or the New York Stock Exchange, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal or New York authorities. As used in this Section 9(b), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

         (c) In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of
Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

         Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

         (a) if the total number of Defaulted Securities does not exceed 10% of the total number of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the total number of Defaulted Securities exceeds 10% of the total number of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

         In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of John Brady, Managing Director; and notices to the Company and the Operating Partnership shall be directed to them at Beacon Properties Corporation, 50 Rowes Wharf, Boston, Massachusetts 02110, attention of Alan M. Leventhal, President.

         Section 12. Parties. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon you and the Company, the Operating Partnership and any Underwriter who becomes a party to such Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13. Governing Law and Time. This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

         Section 14. Counterparts. This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts will become a binding agreement between you, the Company and the Operating Partnership in accordance with its terms.


                                            Very truly yours,

                                            BEACON PROPERTIES L.P.


                                            By:
                                               ---------------------------------
                                                Name: Alan M. Leventhal
                                               Title: President


                                            BEACON PROPERTIES CORPORATION

                                            By:  Beacon Properties Corporation
                                                  (its general partner)


                                            By:
                                                --------------------------------
                                                 Name:
                                                Title:


CONFIRMED AND ACCEPTED,
  as of the date first
  above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:
   ------------------------------------
             John C. Brady
               Director

                                                                       Exhibit A



                          BEACON PROPERTIES CORPORATION
                            (a Maryland Corporation)

                              [Title of Securities]

                                 TERMS AGREEMENT
                                 ---------------


                                                                   Dated: , 199_


To:      BEACON PROPERTIES CORPORATION
         50 Rowes Wharf
         Boston, Massachusetts 02110

Attention:  Chairman of the Board of Directors

Dear Sirs:

         We (the "Representative") understand that Beacon Properties Corporation, a Maryland corporation (the "Company"), proposes to issue and sell the number of shares of its Common Stock, $.01 par value, set forth below (such Common Stock being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased) at the purchase price set forth below.



                                                                         Number of Shares
                                                                            of Initial
                    Underwriter                                      Underwritten Securities
                    -----------                                      ------------------------
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated                                               ----------




                             Total                                         ----------
                                                                           ==========



         The Underwritten Securities shall have the following terms:

Title of Securities:
Number of Shares:
Public offering price per share: $
Purchase price per share:  $
Number of Option Securities, if any, that may be purchased by the Underwriters:
Delayed Delivery Contracts: [authorized] [not authorized]
         [Date of Delivery:
         Minimum Contract:
         Maximum number of Shares:
         Fee:                    ]
Additional co-managers, if any:
Other terms:
Closing date and location:

         All the provisions contained in the document attached as Annex A hereto entitled "Beacon Properties Corporation - Common Stock - Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Please accept this offer no later than o'clock P.M. (New York City time) on by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                           Very truly yours,

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                           By
                                              ---------------------------------

                                           Acting on behalf of itself and the
                                             other named Underwriters.

Accepted:

BEACON PROPERTIES CORPORATION


By
   --------------------------
   Name:
   Title:

                                                                       Exhibit B


                          BEACON PROPERTIES CORPORATION
                            (a Maryland corporation)

                              [Title of Securities]

                            DELAYED DELIVERY CONTRACT
                            -------------------------



                                                                          , 199_


Beacon Properties Corporation
50 Rowes Wharf
Boston, Massachusetts 02110

Attention:  Chairman of the Board of Directors

Dear Sirs:

         The undersigned hereby agrees to purchase from Beacon Properties Corporation (the "Company"), and the Company agrees to sell to the undersigned on __________, 19__ (the "Delivery Date"),

of the Company's [insert title of security] (the "Securities"), offered by the Company's Prospectus dated __________, 19__, as supplemented by its Prospectus Supplement dated ___________, 19__, receipt of which is hereby acknowledged at a purchase price of [$__________] to the Delivery Date, and on the further terms and conditions set forth in this contract.

         Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of

                           , on the Delivery Date, upon delivery
to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before __________, 19__, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated __________, 19__ between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

         Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

         This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the Company will not accept Delayed Delivery Contracts for a number of Securities in excess of ________ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.


         This Agreement shall be governed by the laws of the State of New York.

                                                   Yours very truly,

                                                   -----------------------------
                                                       (Name of Purchaser)

                                                By
                                                   -----------------------------
                                                           (Title)

                                                   -----------------------------

                                                   -----------------------------
                                                          (Address)
Accepted as of the date first above written.

BEACON PROPERTIES CORPORATION

By
  -----------------------
          (Title)

                  PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING


         The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)


                                                           Telephone No.
                                                            (including
              Name                                           Area Code)
              ----                                         --------------